Grant Thornton LLP                                             Grant Thornton
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International




                          CONSENT OF GRANT THORNTON LLP


We consent to the use in this Registration Statement on Form S-4 of our report dated June 14, 2000, relating to the financial statements of NoMatterWare South, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.




By: /s/ GRANT THORNTON LLP
        Chartered Accountants



Calgary, Alberta, Canada
August 2, 2000



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500 - 4th Avenue S.W.
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